UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED STATES CELLULAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1147325
(State of Incorporation or Organization)	(IRS Employer Identification No.)

8410 W. Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of Principal Executive Offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.95% Senior Notes due 2060	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:  333-168545

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                           Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 6.95% Senior Notes due 2060 (the “Notes”) to be registered hereby is contained under the caption “Description of the Notes” set forth in the Prospectus Supplement dated May 9, 2011, and under the caption “Description of Debt Securities” set forth in the Prospectus dated May 9, 2011, as filed with the Securities and Exchange Commission under Rule 424(b)(5) under the Securities Act of 1933, as amended, with respect to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-168545), and such descriptions are incorporated herein by reference thereto.

Item 2.                                                           Exhibits.

Exhibit
Number	Description of Exhibit

1.

Indenture dated as of June 1, 2002 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-88344) and incorporated herein by reference thereto.

2.

Sixth Supplemental Indenture dated as of May 9, 2011 between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 6.95% Senior Notes due 2060 attached as Exhibit A thereto, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 9, 2011 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED STATES CELLULAR CORPORATION

Date: May 10, 2011	By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Chief Accounting Officer

SIGNATURE PAGE TO FORM 8-A RE U.S. CELLULAR RETAIL DEBT – MAY 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.

Indenture dated as of June 1, 2002 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-88344) and incorporated herein by reference thereto.

2.

Sixth Supplemental Indenture dated as of May 9, 2011 between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 6.95% Senior Notes due 2060 attached as Exhibit A thereto, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 9, 2011 and incorporated herein by reference thereto.